                                                                   EXHIBIT 10.61

                              CV Therapeutics, Inc.
          Change in Control Plan with Respect to Options and Severance
                         (and Summary Plan Description)

     This Change in Control Plan with Respect to Options and Severance (the "Plan") sets forth the terms of severance benefits for certain employees in the event of a Change in Control of CV Therapeutics, Inc. (together with any successor to substantially all of its business, stock or assets, the "Company") or the termination of employment with the Company under the circumstances described below after a Change in Control.

     The Plan is an employee welfare benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). This Plan document is also the summary plan description of the Plan. References in the Plan to "You" or "Your" are references to an employee of the Company.

     1. General Eligibility. You shall only be eligible for benefits under this Plan if, immediately prior to the effective date of a Change in Control, you are a full-time employee of the Company; provided, however, that any employee who holds a title of Vice President, Senior Vice President or Chief Executive Officer as of such date shall not be eligible for benefits under this Plan, and any employee who is a party to any individual severance agreement approved by the board of directors of the Company as of such date shall not be eligible for benefits under this Plan.

     2. Treatment of Options upon Change in Control. No later than five (5) business days before the effective date of a Change in Control, your then-outstanding Options shall, automatically and without further action by the Company, become one hundred percent (100%) vested and exercisable.

     3. Enhanced Severance. Upon a Triggering Event following a Change in Control, you shall receive the severance benefits set forth in subsections (a) through (c) below:

           (a) Base Salary. You will receive, as severance, your base salary for a period (the "Severance Period") equal to (i) three (3) months, plus, but only if and to the extent applicable to you, (ii) an additional two (2) weeks for each full year of your service as an employee of the Company through the date of the Triggering Event; provided, however, that in no event shall such Severance Period exceed twelve (12) months. Such severance amount shall be paid in cash in a lump sum within thirty (30) days following the Triggering Event and shall be subject to all required tax withholding. For purposes of determining your salary severance benefits, your base salary will be equal to your base salary as in effect during the last regularly scheduled payroll period immediately preceding the Triggering Event.

           (b) Bonus. The Company shall pay you an amount equal to one hundred and fifty percent (150%) of the annual bonus paid to you in the year immediately preceding the effective date of the Change in Control. Such severance amount shall be paid in cash in a lump sum within thirty (30) days following the Triggering Event and shall be subject to all required tax withholding.

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

           (c) Health Benefits. Provided that you elect continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), the Company shall pay the premiums of your group health insurance coverage, including coverage for your eligible dependents, for the Severance Period; provided, however, that the Company shall pay premiums for your eligible dependents only for coverage for which those eligible dependents were enrolled immediately prior to the Triggering Event. No premium payments will be made following the effective date of your coverage by a health insurance plan of a subsequent employer. For the balance of the period that you are entitled to coverage under federal COBRA law, if any, you will be entitled to maintain such coverage at your own expense.

     4. Release Prior To Payment Of Benefits. Upon the occurrence of a Triggering Event, and prior to the payment of any benefits under this Plan, you will be required to execute a release (the "Release") in the form attached hereto and incorporated herein as Appendix A or Appendix B, as applicable. Such Release shall specifically relate to all of your rights and claims in existence at the time of such execution and shall confirm your obligations under the Company's standard form of proprietary information and inventions agreement. It is understood that, as specified in the applicable Release, you will have a certain number of calendar days to consider whether to execute such Release, and you may revoke such Release within seven (7) calendar days after execution. In the event you do not execute such Release within the applicable period, or if you revoke such Release within the subsequent seven (7) day period, no benefits shall be payable under this Plan to you.

     5. Parachute Payments.

           (a) If any payment or benefit you would receive under this Plan, when combined with any other payment or benefit you receive pursuant to the termination of your employment with the Company ("Payment"), would (i) constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then such Payment shall be either (x) the full amount of such Payment or (y) such lesser amount (with cash payments being reduced before stock option compensation) as would result in no portion of the Payment being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local employment taxes, income taxes, and the Excise Tax, results in your receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax.

           (b) All determinations required to be made under this Section 5, including whether and to what extent the Payments shall be reduced and the assumptions to be utilized in arriving at such determination, shall be made by the nationally recognized certified public accounting firm used by the Company immediately prior to the effective date of the Change in Control or, if such firm declines to serve, such other nationally recognized certified public accounting firm as may be designated by the Company (the "Accounting Firm"). The Accounting Firm shall provide detailed supporting calculations both to you and the Company at such time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any determination by the Accounting Firm shall be binding upon you and the Company. For purposes of making the calculations required by this Section 5, the Accounting Firm may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good-faith interpretations concerning the application of Sections 280G and 4999 of the Code.

     6. Effective Date of Plan/Amendment. This Plan shall be effective as of December 31, 2002. The Board of Directors of the Company shall have the power to amend or terminate this Plan from time to time in its discretion and for any reason (or no reason) prior to the occurrence of a Change in Control.

     7. Claims Procedures.

          (a) Normally, you do not need to present a formal claim to receive benefits payable under this Plan.

          (b) If any person (the "Claimant") believes that benefits are being denied improperly, that the Plan is not being operated properly, that fiduciaries of the Plan have breached their duties, or that the Claimant's legal rights are being violated with respect to the Plan, the Claimant must file a formal claim, in writing, with the Plan Administrator. This requirement applies to all claims that any Claimant has with respect to the Plan, including claims against fiduciaries and former fiduciaries, except to the extent the Plan Administrator determines, in its sole discretion, that it does not have the power to grant all relief reasonably being sought by the Claimant.

          (c) A formal claim must be filed within ninety (90) days after the date the Claimant first knew or should have known of the facts on which the claim is based, unless the Plan Administrator in writing consents otherwise. The Plan Administrator shall provide a Claimant, on request, with a copy of the claims procedures established under subsection (d).

          (d) The Plan Administrator has adopted procedures for considering claims (which are set forth in Appendix C), which it may amend from time to time, as it sees fit. These procedures shall comply with all applicable legal requirements. These procedures may provide that final and binding arbitration shall be the ultimate means of contesting a denied claim (even if the Plan Administrator or its delegates have failed to follow the prescribed procedures with respect to the claim). The right to receive benefits under this Plan is contingent on a Claimant using the prescribed claims procedures to resolve any claim.

     8. Plan Administration.

          (a) The Plan shall be administered by the Compensation Committee of the Company's Board of Directors and/or its delegate which shall be one or more senior officers of the Company (the "Plan Administrator"). The Plan Administrator is responsible for the general administration and management of the Plan and shall have all powers and duties necessary to fulfill its responsibilities, including, but not limited to, the discretion to interpret and apply the Plan and to determine all questions relating to eligibility for benefits. The Plan shall be interpreted in accordance with its terms and their intended meanings. However, the Plan Administrator and all Plan fiduciaries shall have the discretion to interpret or construe ambiguous, unclear, or implied (but omitted) terms in any fashion they deem to be appropriate in their sole discretion, and to make any findings of fact needed in the administration of the Plan.

The validity of any such interpretation, construction, decision, or finding of fact shall not be given de novo review if challenged in court, by arbitration, or in any other forum, and shall be upheld unless clearly arbitrary or capricious.

            (b) All actions taken and all determinations made in good faith by the Plan Administrator or by Plan fiduciaries will be final and binding on all persons claiming any interest in or under the Plan. To the extent the Plan Administrator or any Plan fiduciary has been granted discretionary authority under the Plan, the Plan Administrator's or Plan fiduciary's prior exercise of such authority shall not obligate it to exercise its authority in a like fashion thereafter.

            (c) If, due to errors in drafting, any Plan provision does not accurately reflect its intended meaning, as demonstrated by consistent interpretations or other evidence of intent, or as determined by the Plan Administrator in its sole discretion, the provision shall be considered ambiguous and shall be interpreted by the Plan Administrator and all Plan fiduciaries in a fashion consistent with its intent, as determined in the sole discretion of the Plan Administrator. The Plan Administrator shall amend the Plan retroactively to cure any such ambiguity.

            (d) No Plan fiduciary shall have the authority to answer questions about any pending or final business decision of the Company or any affiliate that has not been officially announced, to make disclosures about such matters, or even to discuss them, and no person shall rely on any unauthorized, unofficial disclosure. Thus, before a decision is officially announced, no fiduciary is authorized to tell any person, for example, that he or she will or will not be laid off or that the Company will or will not offer exit incentives in the future. Nothing in this subsection shall preclude any fiduciary from fully participating in the consideration, making, or official announcement of any business decision.

            (e) This Section may not be invoked by any person to require the Plan to be interpreted in a manner inconsistent with its interpretation by the Plan Administrator or other Plan fiduciaries.

     9. Superseding Plan. This Plan (i) shall be the only plan with respect to which benefits may be provided to you as a result of any Triggering Event and
(ii) shall supersede any other plan previously adopted by the Company with respect to severance benefits payable to you or the acceleration of your Options as a result of a Change in Control. Any of your rights hereunder shall be in addition to any rights you may otherwise have under benefit plans or agreements of the Company (other than severance plans or agreements) to which you are a party or in which you are a participant, including, but not limited to, any Company-sponsored employee benefit plans and stock options plans.

     10. Limitation On Employee Rights. This Plan shall not give any employee the right to be retained in the service of the Company, nor shall it interfere with or restrict the right of the Company to discharge or retire the employee.

     11. No Third-Party Beneficiaries. This Plan shall not give any rights or remedies to any person other than covered employees and the Company.

     12. Governing Law. This Plan is a welfare plan subject to ERISA and it shall be interpreted, administered, and enforced in accordance with that law. To the extent that state law is applicable, the statutes and common law of the State of California, excluding any that mandate the use of another jurisdiction's laws, shall apply.

     13. Miscellaneous. Where the context so indicates, the singular will include the plural and vice versa. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan. Unless the context clearly indicates to the contrary, a reference to a statute or document shall be construed as referring to any subsequently enacted, adopted, or executed counterpart.

     14. Notice. For purposes of this Plan, notices and all other communications provided for in this Plan shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the Company at its primary office location and to an employee at such employee's last known address as listed on the Company's records, provided that all notices to the Company shall be directed to the attention of its Secretary, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

     15. Additional Information. As a participant in the Plan, you are entitled to certain rights and protections under ERISA, as described in Appendix D.

     16. Definitions. For purposes of this Plan, the following terms shall have the following meanings:

            (a) "Cause" means that, in the reasonable determination of the Company, you:

                (i) have committed an act that materially injures the business of the Company;

                (ii) have refused or failed to follow lawful and reasonable directions of the Board of Directors of the Company or the appropriate individual to whom you report;

                (iii) have willfully or habitually neglected your duties for the Company; or

                (iv) have been convicted of a felony involving moral turpitude that is likely to inflict or has inflicted material injury on the business of the Company.

     Notwithstanding the foregoing, Cause shall not exist based on conduct described in clause (ii) or clause (iii) unless the conduct described in such clause has not been cured within fifteen (15) days following your receipt of written notice from the Company specifying the particulars of the conduct constituting Cause.

            (b) "Change in Control" means:

                (i)   a sale of substantially all of the assets of the Company;

                (ii) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation in which shareholders immediately before the merger or consolidation have, immediately after the merger or consolidation, equal or greater stock voting power);

                (iii) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (other than a reverse merger in which shareholders immediately before the merger have, immediately after the merger, greater stock voting power); or

                (iv) any transaction or series of related transactions in which in excess of 50% of the Company's voting power is transferred.

            (c) "Option" shall mean any option to purchase shares of Common Stock of the Company outstanding at the time of a Change in Control and any substitute option, if applicable, if such option has been assumed in a Change in Control, regardless of whether such option has been granted as of the date hereof under the Company's employee stock option plans, including, but not limited to, the following plans:

                (i)   The CV Therapeutics, Inc. 2000 Equity Incentive Plan;

                (ii) The CV Therapeutics, Inc. 2000 Non-Statutory Incentive Plan; and

                (iii) The CV Therapeutics, Inc. 1994 Equity Incentive Plan.

            (d) "Triggering Event" shall mean your employment is terminated by the Company without Cause within thirteen (13) months following the effective date of a Change in Control; provided, however, that if you are terminated by the Company following the effective date of a Change in Control but accept employment with the Company's successor or acquirer within ninety (90) days after the effective date of the Change in Control, no Triggering Event shall occur; and provided, further, however, that if you are terminated without Cause by the successor or acquirer within the thirteen (13) months following the effective date of the Change in Control, a Triggering Event shall occur. The termination of your employment as a result of your death or disability will not be deemed to be a termination without Cause for purposes of this definition.

                                   APPENDIX A

                                     RELEASE
                            (Individual Termination)

     Certain capitalized terms used in this Release are defined in the Change in Control Plan with Respect to Options and Severance (the "Plan") which I have executed and of which this Release is a part. I have been offered the opportunity to receive the severance benefits described in Section 3 of the Plan from the Company to which I otherwise would not be entitled by executing the general release of claims set forth in this Release.

     I hereby confirm my obligations under the Company's proprietary information and inventions agreement.

     I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against the Company.

     Except as otherwise set forth in this Release, I hereby release, acquit and forever discharge the Company, its parents and subsidiaries, and their officers, directors, agents, servants, employees, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed (other than any claim for indemnification I may have as a result of any third party action against me based on my employment with the Company), arising out of or in any way related to agreements, events, acts or conduct at any time prior to the date I execute this Release, including, but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment, including but not limited to, claims of intentional and negligent infliction of emotional distress, any and all tort claims for personal injury, claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of disputed compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"); the federal Employee Retirement Income Security Act of 1974, as amended; the federal Americans with Disabilities Act of 1990; the California Fair Employment and Housing Act, as amended; tort law; contract law; statutory law; common law; wrongful discharge; discrimination; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing.

                       FOR EMPLOYEES AGE 40 OR OLDER ONLY:

     I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under ADEA. I also acknowledge that the consideration given under the Plan for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (A) my waiver and release do not apply to any rights or claims that may arise on or after the date I execute this Release; (B) I have the right to consult with an attorney prior to executing this Release; (C) I have twenty-one
(21) days to consider this Release (although I may choose to voluntarily execute this Release earlier); (D) I have seven (7) days following the execution of this Release by the parties to revoke the Release; and (E) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after this Release is executed by me.

                                              [Name of Employee]

                                              __________________________________

                                              Date:_____________________________

                                   APPENDIX B

                                     RELEASE
                               (Group Termination)

     Certain capitalized terms used in this Release are defined in the Change in Control Plan with Respect to Options and Severance (the "Plan") which I have executed and of which this Release is a part. I have been offered the opportunity to receive the severance benefits described in Section 3 of the Plan from the Company to which I otherwise would not be entitled by executing the general release of claims set forth in this Release.

     I hereby confirm my obligations under the Company's proprietary information and inventions agreement.

     I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against the Company.

     Except as otherwise set forth in this Release, I hereby release, acquit and forever discharge the Company, its parents and subsidiaries, and their officers, directors, agents, servants, employees, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed (other than any claim for indemnification I may have as a result of any third party action against me based on my employment with the Company), arising out of or in any way related to agreements, events, acts or conduct at any time prior to the date I execute this Release, including, but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment, including but not limited to, claims of intentional and negligent infliction of emotional distress, any and all tort claims for personal injury, claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of disputed compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"); the federal Employee Retirement Income Security Act of 1974, as amended; the federal Americans with Disabilities Act of 1990; the California Fair Employment and Housing Act, as amended; tort law; contract law; statutory law; common law; wrongful discharge; discrimination; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing.

     The attachment to this Release includes a listing of the ages and job titles of all employees of the Company who are eligible to receive the severance benefits described in the Plan by signing a Release constituting a general release of all claims.

                       FOR EMPLOYEES AGE 40 OR OLDER ONLY:

     I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under ADEA. I also acknowledge that the consideration given under the Plan for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (A) my waiver and release do not apply to any rights or claims that may arise on or after the date I execute this Release; (B) I have the right to consult with an attorney prior to executing this Release; (C) I have forty-five
(45) days to consider this Release (although I may choose to voluntarily execute this Release earlier); (D) I have seven (7) days following the execution of this Release by the parties to revoke the Release; (E) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after this Release is executed by me; and (F) I have received with this Release a detailed list of the job titles and ages of all employees who were terminated in this group termination and the ages of all employees of the Company in the same job classification or organizational unit who were not terminated.

                                                     [Name of Employee]

                                                     ___________________________

                                                     Date:______________________

                              ATTACHMENT TO RELEASE

     The following information is provided to comply with the Older Workers Benefit Protection Act. Capitalized terms used herein but not defined shall have the meanings given them in the General Release to which this Attachment is attached. Attached are the ages of all employees of CV Therapeutics, Inc. (the "Company") who are eligible to receive the severance benefits described in the Change in Control Plan with Respect to Options and Severance (the "Plan") by signing a Release constituting a general release of all claims:

     (1)  The decisional unit is the Company.

     (2) The attachment includes a listing of the ages and job titles of all employees of the Company who are eligible to receive the severance benefits described in the Plan by signing a Release constituting a general release of all claims.

                     JOB CLASSIFICATION AND AGE OF EMPLOYEES
                         ELIGIBLE FOR SEVERANCE BENEFITS

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                                   APPENDIX C

                           DETAILED CLAIMS PROCEDURES

     1. Claims Procedure.

        (a) Initial Claims. All claims shall be presented to the Plan Administrator in writing. Within ninety (90) days after receiving a claim, a claims official appointed by the Plan Administrator shall consider the claim and issue his or her determination thereon in writing. The claims official may extend the determination period for up to an additional ninety (90) days by giving the Claimant written notice. The initial claim determination period can be extended further with the consent of the Claimant. Any claims that the Claimant does not pursue in good faith through the initial claims stage shall be treated as having been irrevocably waived.

        (b) Claims Decisions. If the claim is granted, the benefits or relief the Claimant seeks shall be provided. If the claim is wholly or partially denied, the claims official shall, within ninety (90) days (or a longer period, as described above), provide the Claimant with written notice of the denial, setting forth, in a manner calculated to be understood by the Claimant: (i) the specific reason or reasons for the denial; (ii) specific references to the provisions on which the denial is based; (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, together with an explanation of why the material or information is necessary; and (iv) appropriate information as to the steps to be taken if the claimant wishes to submit his or her claim for review, including the time limits applicable to such procedures, and a statement of the claimant's right to bring a civil action under Section 502(a) of ERISA following an adverse decision upon review. If the Claimant can establish that the claims official has failed to respond to the claim in a timely manner, the Claimant may treat the claim as having been denied by the claims official.

        (c) Appeals of Denied Claims. Each Claimant shall have the opportunity to appeal the claims official's denial of a claim in writing to an appeals official appointed by the Plan Administrator (which may be a person, committee, or other entity). A Claimant must appeal a denied claim within sixty (60) days after receipt of written notice of denial of the claim, or within sixty (60) days after it was due if the Claimant did not receive it by its due date. The Claimant (or his or her duly authorized representative) may review pertinent documents in connection with the appeals proceeding and may present issues, comments and documents in writing relating to the claim. The review shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit claim determination. Any claims that the Claimant does not pursue in good faith through the appeals stage, such as by failing to file a timely appeal request, shall be treated as having been irrevocably waived.

        (d) Appeals Decisions. The decision by the appeals official shall be made not later than sixty (60) days after the written appeal is received by the Plan Administrator, unless special circumstances require an extension of time, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after the appeal was filed, unless the Claimant agrees to a further extension of time. The appeal decision shall be in writing, shall be set forth in a manner calculated to be understood by the Claimant, and shall include specific reasons for the decision, specific references to the provisions on which the decision is based, if applicable, a statement that the claimant is entitled to receive upon request and free of charge reasonable access to and copies of all documents, records and other information relevant to the claimant's claim for benefits, as well as a statement of the claimant's right to bring an action under Section 502(a) of ERISA. If a Claimant does not receive the appeal decision by the date it is due, the Claimant may deem his or her appeal to have been denied.

        (e) Procedures. The Plan Administrator shall adopt procedures by which initial claims shall be considered and appeals shall be resolved; different procedures may be established for different claims. All procedures shall be designed to afford a Claimant full and fair consideration of his or her claim.

                                   APPENDIX D

                             ADDITIONAL INFORMATION

                               RIGHTS UNDER ERISA

     As a participant in the Plan, you are entitled to certain rights and protections under ERISA. ERISA provides that all Plan participants will be entitled to:

Receive Information About Your Plan and Benefits

     1. Examine, without charge, at the Plan Administrator's office and at certain Company offices, all Plan documents including collective bargaining agreements, if any, and copies of all documents filed by the Plan with the U.S. Department of Labor, and available at the Public Disclosure Room of the Pension and Welfare Benefit Administration, such as annual reports and Plan descriptions.

     2. Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan, including collective bargaining agreements and copies of the latest annual report (Form 5500 Series) and updated summary plan description. The Plan Administrator may make a reasonable charge for the copies.

     3. Obtain upon written request to the Plan Administrator information as to whether a particular employer or employer organization is a sponsor of the Plan and the address of any employer or employer organization that is a plan sponsor. Your beneficiaries also have a right to obtain this information upon written request to the Plan Administrator.

     4. Receive a summary of the Plan's annual financial report. The Plan Administrator is required by law to furnish each participant with a copy of this summary annual report.

     5. Receive a written explanation of why a claim for benefits has been denied, in whole or in part, and a review and reconsideration of the claim.

     6. Continue health care coverage for yourself, spouse or dependent if there is a loss of coverage as a result of a qualifying event. You or your dependents may have to pay for such coverage. Review this Plan and summary plan description on the rules governing your COBRA continuation coverage rights.

Prudent Actions by Plan Fiduciaries

     In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate your Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including the Company, your union, or any other person, may fire you or otherwise discriminate against you in any way to prevent your from obtaining a welfare benefit or exercising your right under ERISA. However, this rule neither guarantees continued employment, nor affects the Company's right to terminate your employment for other reasons.

Enforce Your Rights

     If your claim for a welfare benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

     Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of plan documents or the latest annual report from the Plan and do not receive them within thirty (30) days, you may file suit in a Federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or Federal court. In addition, if you disagree with the Plan's decision or lack thereof concerning the qualified status of a domestic relations order or a medical child support order, you may file suit in Federal court. If it should happen that Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

Assistance with Your Questions

     If you have any questions about your Plan, you should contact the Plan Administrator. If you should have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Pension and Welfare Benefits Administration, U. S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquires, Pension and Welfare Benefits Administration, U. S. Department of Labor, 200 Constitution Avenue N. W., Washington, D. C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Pension and Welfare Benefits Administration.

                           ADMINISTRATIVE INFORMATION

Name of Plan:                         The CV Therapeutics, Inc. Change in Control Plan with
                                      respect to Options and Severance

Plan Administrator:                   Compensation Committee of the Board of Directors
                                      CV Therapeutics, Inc.
                                      3172 Porter Drive
                                      Palo Alto, CA 94394
                                      Tel: 650-384-8500
                                      Fax: 650-858-0390

Type of Administration:               Self-Administered

Type of Plan:                         Severance Pay Employee Welfare Benefit Plan

Employer Identification Number:       43-1570294

Direct Questions Regarding the        General Counsel
Plan to:                              CV Therapeutics, Inc.
                                      3172 Porter Drive
                                      Palo Alto, CA 94394
                                      Tel: 650-384-8500
                                      Fax: 650-858-0390

Agent for Service of Legal            General Counsel
Process:                              CV Therapeutics, Inc.
                                      3172 Porter Drive
                                      Palo Alto, CA 94394
                                      Tel: 650-384-8500
                                      Fax: 650-858-0388

                                      Service of Legal Process may also be made upon the Plan
                                      Administrator

Plan Year:                            Calendar Year

Plan Number:                          505

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